Exhibit 10.36

DIRECTOR AND OFFICER

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of ____________, 2022 by and between D-Wave Quantum Inc., a Delaware corporation (the “Company”), and ______________, an individual (“Indemnitee”).

RECITALS

WHEREAS, directors, officers, employees and other agents, in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the corporation or business enterprise itself;

WHEREAS, highly competent persons have become more reluctant to serve in such capacities unless they are provided with adequate protection through insurance and adequate indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the corporation or business enterprise;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the increased difficulty in attracting and retaining highly competent persons is detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of protection against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, (a) the Amended and Restated Bylaws of the Company (the “Bylaws”) requires indemnification of the officers and directors of the Company, (b) Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) and (c) the Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive and thereby contemplate that contracts may be entered into between the Company and its Representatives (as defined below in Section 1(a) hereof), with respect to indemnification;

WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws and any resolutions adopted pursuant thereto and the DGCL, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, (a) Indemnitee does not regard the protection available under the Bylaws and insurance as adequate in the present circumstances, (b) Indemnitee may not be willing to serve or continue to serve as a Representative without adequate protection, (c) the Company desires Indemnitee to serve in such capacity and (d) Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Definitions.

(a) As used in this Agreement:

“Agreement” has the meaning ascribed to such term in the Preamble hereto.

“Board” has the meaning ascribed to such term in the Recitals hereto.

“Bylaws” has the meaning ascribed to such term in the Recitals hereto.

“Change in Control” has the meaning ascribed to such term in Section 1(b) hereof.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company.

“Corporate Status” describes the status of an individual who is or was a Representative.

“Company” has the meaning ascribed to such term in the Preamble hereto.

“Delaware Court” shall mean the Delaware Court of Chancery or, if such court does not have jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware.

“DGCL” has the meaning ascribed to such term in the Recitals hereto.

“Enterprise” means the Company and any other Person, employee benefit plan, joint venture or other enterprise of which Indemnitee is or was serving at the request of the Company as a Representative.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Expenses” means all reasonable costs, expenses, fees and charges, including, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include, without limitation, (i) expenses incurred in connection with any appeal resulting from, incurred by Indemnitee in connection with, arising out of, in respect of or relating to, any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, (ii) for purposes of Section 13(d) hereof only, expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise, (iii) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (on a grossed up basis) and (iv) any interest, assessments or other charges in respect of the foregoing.

“Indemnitee” has the meaning ascribed to such term in the Preamble hereto.

“Indemnity Obligations” means all obligations of the Company to Indemnitee under this Agreement, including, without limitation, the Company’s obligations to provide indemnification to Indemnitee and advance Expenses to Indemnitee under this Agreement.

“Independent Counsel” means an attorney or firm of attorneys that is experienced in matters of Delaware corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) any Enterprise or Indemnitee in any matter material to any such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification; provided, however, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Liabilities” means all claims, liabilities, damages, losses, judgments, orders, fines, penalties and other amounts payable in connection with, arising out of, in respect of or relating to or occurring as a direct or indirect consequence of any Proceeding, including, without limitation, amounts paid in whole or partial settlement of any Proceeding, all Expenses in complying with any judgment, order or decree issued or entered in connection with any Proceeding or any settlement agreement, stipulation or consent decree entered into or issued in settlement of any Proceeding, and any consequential damages resulting from any Proceeding or the settlement, judgment, or result thereof.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, trust, governmental agency or body or any other legal entity.

“Proceeding” means any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, formal or informal hearing, formal or informal inquiry or investigation, litigation, administrative hearing or any other actual, threatened or completed judicial, administrative or arbitration proceeding (including, without limitation, any such proceeding under the Securities Act of 1933, as amended, or the Exchange Act or any other federal law, state law, statute or regulation), whether brought in the right of the Company or otherwise, including any and all appeals, and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee was, is or will be, or is threatened to be, involved as a party or witness or otherwise involved, affected or injured (i) by reason of the fact that Indemnitee is or was a director, officer, employee, agent, or trustee of the Company or while a director, officer, employee, agent, or trustee of the Company is or was a Representative of the Company, or by reason of any actual or alleged action taken or inaction by Indemnitee or of any action or inaction on Indemnitee’s part while acting in any such capacity, whether or not serving in such capacity at the time any Liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement.

“Representative” means any person who is or was a director, officer, employee, agent, or trustee of the Company or while a director, officer, employee, agent, or trustee of the Company is or was serving at the request of the Company as a director, officer, employee, agent, or trustee of another Enterprise, including service with respect to an employee benefit plan (including as a deemed fiduciary thereto).

“Submission Date” has the meaning ascribed to such term in Section 11(b) hereof.

(b) A “Change in Control” shall be deemed to have occurred if: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any Person other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving Person) more than 50% of the total voting power represented by the voting securities of the Company or such surviving Person outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.

(c) For the purpose hereof, references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include, without limitation, any service as a Representative of the Company which imposes duties on, or involves services by, such Representative with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner the Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in manner “not opposed to the best interests of the Company” as referred to in this Agreement.

Section 2. Indemnity in Third-Party Proceedings. The Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by applicable law, from and against all Liabilities and Expenses suffered or incurred by Indemnitee or on Indemnitee’s behalf in connection with or as a consequence of any Proceeding (other than any Proceeding brought by or in the right of the Company to procure a judgment in its favor which shall be governed by the provisions set forth in Section 3 hereof) or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his/her conduct was unlawful. For the avoidance of doubt, a finding, admission or stipulation that an Indemnitee has acted with gross negligence or recklessness shall not, of itself, create a presumption that such Indemnitee has failed to meet the standard or conduct required for indemnification in this Section 2.

Section 3. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by applicable law, from and against all Liabilities and Expenses suffered or incurred by Indemnitee or on Indemnitee’s behalf in connection with or as a consequence of any Proceeding brought by or in the right of the Company to procure a judgment in its favor, or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed, to the best interests of the Company. No indemnification for Liabilities and Expenses shall be made under this Section 3 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification. For the avoidance of doubt, a finding, admission or stipulation that an Indemnitee has acted with gross negligence or recklessness shall not, of itself, create a presumption that such Indemnitee has failed to meet the standard or conduct required for indemnification in this Section 3.

Section 4. Indemnification of a Party Who is Wholly or Partly Successful. Except as provided in Section 8, notwithstanding any other provisions of this Agreement and without limiting the rights of Indemnitee under any other provision hereof, to the extent that (a) Indemnitee is a party to (or a participant in) any Proceeding, (b) the Company is not permitted by applicable law to indemnify Indemnitee with respect to any claim brought in such Proceeding if such claim is asserted successfully against Indemnitee and (c) Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise (including, without limitation, settlement thereof), as to one or more but less than all claims, issues or matters in such Proceeding, then the Company shall indemnify Indemnitee, to the fullest extent permitted by applicable law, against all Liabilities and Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf, in connection with or as a consequence of each successfully resolved claim, issue or matter. For purposes of this Section 4 and without limitation, Indemnitee will be deemed to have been “successful on the merits” in circumstances including but not limited to the termination of any Proceeding or of any claim, issue or matter therein, by the winning of a dismissal (with or without prejudice), motion for summary judgment, settlement (with or without court approval), or upon a plea of nolo contendere or its equivalent.

Section 5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Liabilities and Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 6. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s relation with the Company, a witness in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses suffered or incurred by him/her on his/her behalf in connection therewith.

Section 7. Additional Indemnification. Except as provided in Section 8, notwithstanding any limitation in Section 2, Section 3 or Section 4 hereof, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to, or threatened to be made a party to, any Proceeding (including, without limitation, a Proceeding by or in the right of the Company to procure a judgment in its favor), against all Liabilities and Expenses suffered or incurred by Indemnitee in connection with such Proceeding:

(a) to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to, or replacement of, the DGCL; and

(b) to the fullest extent authorized or permitted by any amendments to, or replacements of, the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

Section 8. Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement:

(a) to make any indemnity or advancement in connection with any Proceeding (or any part of any Proceeding) for which payment has actually been made to or on behalf of Indemnitee under any statute, insurance policy procured by the Company, contract, agreement or otherwise, except with respect to any excess beyond the amount paid, subject to any subrogation rights set forth in Section 14 hereof;

(b) to make any indemnity in connection with any Proceeding (or any part of any Proceeding) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act or similar provisions of federal, state or local statutory law or common law, if Indemnitee is held liable therefor, including pursuant to any settlement arrangements to which the Indemnitee has consented (provided, however, that the Company must advance expenses for such matters otherwise permissible under this Agreement);

(c) to make any indemnity in connection with any Proceeding (or any part of any Proceeding) for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 or Section 954 of the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010, or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002), if Indemnitee is held liable therefor, including pursuant to any settlement arrangements to which the Indemnitee has consented (provided, however, that the Company must advance expenses for such matters otherwise permissible under this Agreement);

(d) to make any indemnity or advancement in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees, agents or other indemnitees (not by way of defense or counterclaim), unless (i) the Board authorized the Proceeding (or the relevant part of the Proceeding), (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (iii) indemnification or advancement is otherwise authorized in Section 13(d) or required by applicable law now or hereinafter in effect or (iv) the Proceeding is brought to establish or enforce a right to indemnification or advancement under this Agreement or under any other agreement or insurance policy or a provision under the Certificate of Incorporation, Bylaws or applicable law now or hereafter in effect; or

(e) to make any indemnity or advancement in connection with any Proceeding (or any part of any Proceeding) if a court of competent jurisdiction determines that such indemnification is prohibited by applicable law in a final judgment from which there is no further right of appeal.

Section 9. Advances of Expenses. In furtherance of the requirement of Article 10 of the Bylaws and notwithstanding any provision of this Agreement to the contrary, the Company shall advance, to the fullest extent permitted by applicable law, Expenses incurred by Indemnitee in connection with any Proceeding. To receive an advancement of Expenses under this Agreement, the Indemnitee shall submit a written request to the Company. Such a request for advancements shall reasonably evidence the Expenses incurred or expected to be incurred by the Indemnitee and such advancement shall be made within ten days after the receipt by the Company of such a request for such advances from time to time (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice), whether prior to, or after, final disposition of any Proceeding (including any appeal). The Indemnitee’s right to advancement shall not be subject to the satisfaction of any standard of conduct. Advances shall be unsecured and interest free. Advances shall be made without regard to the Indemnitee’s ultimate entitlement to indemnification under the provisions of this Agreement or otherwise, ability to repay the expenses, or entitlement to and availability of insurance coverage, including advancement, payment or reimbursement of defense costs, expenses or covered loss under the provisions of any applicable insurance policy (including, without limitation, whether such advancement, payment or reimbursement is withheld, conditioned or delayed by the insurer(s)). Advances shall include any and all Expenses incurred pursuing an action to enforce this right of advancement, including, without limitation, Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which, to the extent an undertaking is required by the DGCL, shall constitute an undertaking to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company (without interest) if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to further appeal, that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement.

Without limiting the generality or effect of the foregoing, within ten days after any request by Indemnitee, the Company shall, in accordance with such request (but without duplication), (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding, including any appeal therein.

Section 10. Procedure for Notification and Defense of Claim.

(a) Indemnitee shall notify the Company in writing of any Proceeding with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof. The written notification to the Company shall include a description of the nature of the Proceeding and the facts underlying the Proceeding. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably necessary for such determination and is reasonably available to Indemnitee, and is not already in the possession of the Company. Any delay or failure by Indemnitee to notify the Company hereunder will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay or failure in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement.

(b) In the event Indemnitee is entitled to indemnification and/or advancement of Expenses with respect to any Proceeding, Indemnitee may, at Indemnitee’s option, (i) retain legal counsel selected by Indemnitee and approved by the Company (which approval shall not to be unreasonably withheld, conditioned or delayed) to defend Indemnitee in such Proceeding, at the sole expense of the Company, or (ii) have the Company assume the defense of Indemnitee in the Proceeding, in which case the Company shall assume the defense of such Proceeding with legal counsel selected by the Company and approved by Indemnitee (which approval shall not be unreasonably withheld, conditioned or delayed) within ten days of the Company’s receipt of written notice of Indemnitee’s election to cause the Company to do so. If the Company is required to assume the defense of any such Proceeding, it shall engage legal counsel for such defense, and shall be solely responsible for all Expenses of such legal counsel and otherwise of such defense. Such legal counsel may represent both Indemnitee and the Company (and/or any other party or parties entitled to be indemnified by the Company with respect to such matter) unless, in the reasonable opinion of legal counsel to Indemnitee, there may be a conflict of interest between Indemnitee and the Company (or any other such party or parties) or there are legal defenses available to Indemnitee that are not available to the Company (or any such other party or parties). Notwithstanding either party’s assumption of responsibility for defense of a Proceeding, each party shall have the right to engage separate legal counsel at its own expense; however, if the Company assumes responsibility for a defense of a Proceeding, then the fees and expenses of Indemnitee’s counsel incurred after such assumption shall be at the expense of the Company if (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) legal counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such Proceeding, (iii) the fees and expenses are non-duplicative and reasonably incurred in connection with Indemnitee’s role in the Proceeding despite the Company’s assumption of the defense, (iv) the Company is not financially or legally able to perform its indemnification obligations, or (v) the Company shall not within 60 calendar days of receipt of notice from the Indemnitee in fact have employed counsel to assume the defense of the Proceeding, in each of which cases the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have made the conclusion provided for in (ii) immediately above. Indemnitee agrees that any such separate counsel retained by Indemnitee will be a member of any approved list of panel counsel under the Company’s applicable directors’ and officers’ liability insurance policy, should the applicable policy provide for a panel of approved counsel and should such approved panel list comprise law firms with well-established reputations in the type of litigation at issue. (For clarity, the fact of a firm’s being part of a panel shall not be evidence of a firm’s having a well-established national reputation for the type of litigation at issue). The party having responsibility for defense of a Proceeding shall provide the other party and its legal counsel with all copies of pleadings and material correspondence relating to the Proceeding. Indemnitee and the Company shall reasonably cooperate in the defense of any Proceeding with respect to which indemnification is sought hereunder, regardless of whether the Company or Indemnitee assumes the defense thereof. Indemnitee may not settle or compromise any Proceeding without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). The Company may not settle or compromise any proceeding without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed). Further, the Company shall not, on its own behalf, settle any part of any Proceeding to which Indemnitee is party with respect to other parties (including the Company) if any portion of such settlement is to be funded from corporate insurance proceeds unless approved by (i) the written consent of Indemnitee or (ii) a majority of the independent directors of the board; provided, however, that the right to constrain the Company’s use of corporate insurance as described in this section shall terminate at the time the Company concludes (per the terms of this Agreement) that (i) Indemnitee is not entitled to indemnification pursuant to this Agreement, or (ii) such indemnification obligation to Indemnitee has been fully discharged by the Company.

Section 11. Procedure Upon Application for Indemnification.

(a) Upon written request by Indemnitee for indemnification pursuant to Section 10(a) hereof, the Company shall advance Expenses necessary to defend against a Claim pursuant to Section 9 hereof. If any determination by the Company is required by applicable law with respect to Indemnitee’s ultimate entitlement to indemnification, such determination shall be made (i) if Indemnitee shall request such determination be made by the Independent Counsel, by the Independent Counsel and (ii) in all other circumstances, by the Company, in any manner permitted by the DGCL, so long as only disinterested directors are involved in the determination. Disinterested directors are those members of the Board who are not parties to the action, suit or proceeding in respect of which indemnification is sought by Indemnitee. Indemnitee shall cooperate with the Person(s) making such determination with respect to Indemnitee’s entitlement to indemnification, including, without limitation, providing to such Person(s), upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee, and is not already in the control of the Company, and reasonably necessary to such determination. Any Expenses incurred by Indemnitee in so cooperating with the Person(s) making such determination, including, without limitation, any attorneys’ fees and disbursements incurred by Indemnitee in so cooperating with Independent Counsel, shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Company will not deny any written request for indemnification hereunder made in good faith by Indemnitee unless a determination as to Indemnitee’s entitlement to such indemnification described in this Section 11(a) has been made.

(b) In the event that the determination of entitlement to indemnification is to be made by the Independent Counsel pursuant to Section 11(a) hereof, (i) the Independent Counsel shall be selected by the Company within ten days of the submission by Indemnitee to the Company of a written request for indemnification pursuant to Section 11(a) hereof (the date of such submission, the “Submission Date”), (ii) the Company shall give written notice to Indemnitee advising it of the identity of the Independent Counsel so selected and (iii) Indemnitee may, within ten days after such written notice of selection shall have been given, deliver to the Company Indemnitee’s written objection to such selection. Absent a timely objection, the Person so selected shall act as the Independent Counsel. If a timely objection is made by Indemnitee, the Person so selected may not serve as the Independent Counsel unless and until such objection is withdrawn. If no Independent Counsel shall have been selected (whether due to a failure of the Company to appoint such Independent Counsel, an un-withdrawn objection from Indemnitee with respect to the person so appointed or otherwise) before the later of (i) 30 days after the Submission Date and (ii) ten days after the final disposition of the Proceeding for which indemnity is sought, then (x) each of the Company and Indemnitee shall select a Person meeting the qualifications to serve as the Independent Counsel and (y) such Persons shall (collectively) select the Independent Counsel. Upon the due commencement of any Proceeding pursuant to Section 13(a) hereof, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 12. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the Person(s) making such determination shall, to the fullest extent permitted by applicable law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(a) hereof, and the Company shall, to the fullest extent permitted by applicable law, have the burden of proof to overcome that presumption by clear and convincing evidence in connection with the making by any Person(s) of any determination contrary to that presumption. Neither the failure of the Company (including, without limitation, by its directors or independent legal counsel) to have made a determination prior to the commencement of any Proceeding pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including, without limitation, by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) Subject to Section 13(e) hereof, if the Person(s) empowered or selected under Section 11 hereof to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefore, the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by applicable law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent actual fraud in the request for indemnification; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if (i) the determination is to be made by the Independent Counsel and Indemnitee objects to the Company’s selection of the Independent Counsel and (ii) the Independent Counsel ultimately selected requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d) Effect of Settlement. To the fullest extent permitted by applicable law, settlement of any Proceeding without any finding of responsibility, wrongdoing or guilt on the part of Indemnitee with respect to claims asserted in such Proceeding shall constitute a conclusive determination that Indemnitee is entitled to indemnification hereunder with respect to such Proceeding. For the avoidance of doubt, nothing in this section shall preclude indemnification if in such Proceeding the Indemnitee is found to have responsibility, wrongdoing or guilt.

(e) Reliance as Safe Harbor. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the applicable Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the applicable Enterprise in the course of their duties, or on the advice of legal counsel for the applicable Enterprise, or on information or records given or reports made to the applicable Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the applicable Enterprise. The provisions of this Section 12(e) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. Whether or not the foregoing provisions of this Section are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

(f) Actions of Others. The knowledge and/or actions, or failure to act, of any Representative (other than Indemnitee) of the applicable Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 13. Remedies of Indemnitee.

(a) Subject to Section 13(e) hereof, in the event that (i) a determination is made pursuant to Section 12 hereof that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 9 hereof, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 11(a) hereof within 90 days after the Submission Date, (iv) payment of indemnification is not made pursuant to Section 4, Section 6 or Section 11(a) hereof within ten days after receipt by the Company of a written request therefore, (v) payment of indemnification pursuant to Section 2, Section 3 or Section 7 hereof is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification or (vi) in the event that the Company or any other Person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any Proceeding designed to deny, or to recover from, Indemnitee, the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of Indemnitee’s entitlement to such indemnification and/or advancement of Expenses. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 11(a) hereof that Indemnitee is not entitled to indemnification, any Proceeding commenced pursuant to this Section 13 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any Proceeding commenced pursuant to this Section 13, the Company shall have the burden of proving by clear and convincing evidence that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) If a determination shall have been made pursuant to Section 11(a) hereof that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any Proceeding commenced pursuant to this Section 13, absent (i) a misstatement by Indemnitee of a material fact, or an omission by Indemnitee of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The Company shall, to the fullest extent permitted by applicable law, be precluded from asserting in any Proceeding commenced pursuant to this Section 13 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or Proceeding that the Company is bound by all the provisions of this Agreement. It is the intent of the Company that Indemnitee shall not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. In addition, the Company shall indemnify Indemnitee against any and all such Expenses and, if requested by Indemnitee, shall (within ten days after receipt by the Company of a written request therefore) advance, to the fullest extent permitted by applicable law, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(e) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein; provided that, in the absence of any such determination with respect to such Proceeding, the Company shall pay Liabilities and advance Expenses with respect to such Proceeding as if Indemnitee had been determined to be entitled to indemnification and advancement of Expenses with respect to such Proceeding.

Section 14. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders, a resolution of directors or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Bylaws and/or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing under applicable law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of Expenses and/or insurance provided by one or more Persons with whom or which Indemnitee may be associated. The Company hereby acknowledges and agrees that (i) the Company shall be the indemnitor of first resort with respect to any Proceeding, Expense, Liability or matter that is the subject of the Indemnity Obligations, (ii) the Company shall be primarily liable for all Indemnity Obligations and any indemnification afforded to Indemnitee in respect of any Proceeding, Expense, Liability or matter that is the subject of Indemnity Obligations, whether created by applicable law, organizational or constituent documents, contract (including, without limitation, this Agreement) or otherwise, (iii) any obligation of any other Persons with whom or which Indemnitee may be associated to indemnify Indemnitee and/or advance Expenses to Indemnitee in respect of any Proceeding shall be secondary to the obligations of the Company hereunder, (iv) the Company shall be required to indemnify Indemnitee and advance Expenses to Indemnitee hereunder to the fullest extent provided herein without regard to any rights Indemnitee may have against any other Person with whom or which Indemnitee may be associated or insurer of any such Person and (v) the Company irrevocably waives, relinquishes and releases any other Person with whom or which Indemnitee may be associated from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by the Company hereunder. In the event that any other Person with whom or which Indemnitee may be associated or their insurers advances or extinguishes any Liability or loss which is the subject of any Indemnity Obligation owed by the Company or payable under any insurance policy provided under this Agreement, the payor shall have a right of subrogation against the Company or its insurer or insurers for all amounts so paid which would otherwise be payable by the Company or its insurer or insurers under this Agreement. In no event will payment of an Indemnity Obligation of the Company under this Agreement by any other Person with whom or which Indemnitee may be associated or their insurers, affect the obligations of the Company hereunder or shift primary liability for any Indemnity Obligation to any other Person with whom or which Indemnitee may be associated. Any indemnification and/or insurance or advancement of Expenses provided by any other Person with whom or which Indemnitee may be associated, with respect to any Liability arising as a result of Indemnitee’s Corporate Status or capacity as an officer or director of any Person, is specifically in excess of any Indemnity Obligation of the Company or valid and any collectible insurance (including, without limitation, any malpractice insurance or professional errors and omissions insurance) provided by the Company under this Agreement, and any obligation to provide indemnification and/or insurance or advance Expenses provided by any other Person with whom or which Indemnitee may be associated shall be reduced by any amount that Indemnitee collects from the Company as an indemnification payment or advancement of Expenses pursuant to this Agreement.

(c) The Company shall use its best efforts to obtain and maintain in full force and effect an insurance policy or policies providing liability insurance for

Representatives of the Company, and Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such Representative under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company maintains an insurance policy or policies providing liability insurance for Representatives of the Company, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policy or policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The Company will instruct the insurers and their insurance brokers that they may communicate directly with Indemnitee regarding such claim. Further, in the event of a Change in Control or the Company’s becoming insolvent (including being placed into receivership or entering the federal bankruptcy process) the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance (directors’ and officers’ liability, fiduciary, employment practices or otherwise) in respect of Indemnitee, for a fixed period of six years thereafter (otherwise known as a “tail policy”), and such coverage shall be non-cancellable and placed by the incumbent broker. The Company shall direct such broker to place the tail policy with the incumbent insurance carriers using the policies that were in place at the time of the Change in Control (unless the incumbent insurance carriers will not offer such policies, in which case the tail policy placed by the Company’s insurance broker shall be substantially comparable in scope and amount as the expiring policies, and the insurance carriers for the tail policy shall have an AM Best rating that is the same or better than the AM Best ratings of the expiring policies).

(d) In the event of any payment under this Agreement, the Company shall not be subrogated to, and hereby waives any rights to be subrogated to, any rights of recovery of Indemnitee, including, without limitation, rights of indemnification provided to Indemnitee by any other Person with whom Indemnitee may be associated as well as any rights to contribution that might otherwise exist; provided, however, that the Company shall be subrogated to the extent of any such payment of all rights of recovery of Indemnitee under insurance policies of the Company or any of its subsidiaries.

(e) The indemnification and contribution provided for in this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of Indemnitee.

Section 15. Duration of Agreement; Not Employment Contract. All the rights and privileges afforded by this Agreement, including the right to indemnification and/or the advancement of Expenses provided hereunder, shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an event to which Indemnitee may be entitled to indemnification and/or an advancement of Expenses hereunder, even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators. The Company shall require and cause any successor, and any direct or indirect parent of any successor (whether direct or indirect by purchase, merger, consolidation or otherwise), to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement and indemnify Indemnitee to the fullest extent permitted by law. This Agreement shall not be deemed an employment contract between any Enterprise and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s employment with an Enterprise, if any, is at will, and Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and such Enterprise, other applicable formal severance policies duly adopted by the Board, or, with respect to service as a Representative of the Company, by the Certificate of Incorporation, Bylaws and the DGCL.

Section 16. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by applicable law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 17. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a Representative of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a Representative of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Bylaws and applicable law, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of Indemnitee thereunder.

(c) The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting Indemnitee’s right to receive advancement of expenses under this Agreement.

Section 18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 19. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)):

(a) If to Indemnitee, at such address as Indemnitee shall provide to the Company.

(b) If to the Company to:

D-Wave Quantum Inc.

3033 Beta Avenue

Burnaby, British Columbia

V5G 4MP

Attn: Tanya Rothe

Email: legal@dwavesys.com

or to any other address as may have been furnished to Indemnitee by the Company.

Section 20. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, then in respect to any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for Expenses, judgments, decisions of arbitrators, fines, penalties, and/or amounts paid or to be paid in settlement, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee; provided, however, that such right to contribution described in this section shall terminate at the time the Company concludes (per the terms of this Agreement) that (i) Indemnitee is not entitled to indemnification pursuant to this Agreement, or (ii) such indemnification obligation to Indemnitee has been fully discharged by the Company..

Section 21. Change in Control. If there is a Change in Control, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and advance of Expenses under this Agreement or any provision of the Certificate of Incorporation or the Bylaws now or hereafter in effect, the Company shall seek legal advice only from

Independent Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably delayed, conditioned or withheld), such approval shall only include disinterested directors, even if not a quorum. Such Independent Counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such Independent Counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

Section 22. Notice by the Company. If Indemnitee is the subject of or is implicated in any way during an investigation, whether formal or informal, the Company shall promptly notify the Indemnitee of such investigation. The Company shall further share with Indemnitee any information it has turned over to any third parties concerning the investigation (“Shared Information”) at the time such information is so furnished. By executing this agreement, Indemnitee agrees that such Shared Information is material non-public information that Indemnitee is obligated to hold in confidence and may not disclose publicly; provided, however, that Indemnitee is permitted to use the Shared Information and to disclose such Shared information to Indemnitee’s legal counsel and third parties solely in connection with defending Indemnitee from legal liability.

Section 23. Monetary Damages Insufficient/Specific Performance. The Company and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm (having agreed that actual and irreparable harm will result in not forcing the Company to specifically perform its obligations pursuant to this Agreement) and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the court, and the Company hereby waives any such requirement of a bond or undertaking. If Indemnitee seeks mandatory injunctive relief, it shall not be a defense to enforcement of the Company’s obligations set forth in this Agreement that Indemnitee has an adequate remedy at law for damages.

Section 24. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules that would result in the application of the laws of another jurisdiction. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a), the Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) consent to service of process at the address set forth in Section 21 of this Agreement with the same legal force and validity as if served upon such party personally within the State of Delaware, (d) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court and (e) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 25. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement. Counterparts may be delivered via facsimile, electronic mail (including by pdf containing electronic signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 26. Miscellaneous. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

D-WAVE QUANTUM INC.

Name:
Title:

[Signature Page to Director and Officer Indemnification Agreement]

INDEMNITEE:

Name:

[Signature Page to Director and Officer Indemnification Agreement]